UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Two of the Company’s insurance subsidiaries, Liberty American Insurance Company ("LAIC") and Liberty American Select Insurance Company ("LASIC"), have entered into two Reinstatement Premium Protection ("RPP") reinsurance agreements on June 7, 2006, which are effective during the period June 1, 2006 through May 31, 2007. These RPP agreements provide 100% coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of loss occurrences during the term of their Florida Only Excess Catastrophe Reinsurance Contract, resulting in reinstatement at various levels of coverage. The Florida Only Excess Catastrophe Reinsurance Contract is described in the Company’s June 8, 2006 Form 8-K filing. The RPP agreements are described below.

The first RPP agreement provides coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of losses occurring in the $17.5 million excess of $17.5 million layer of their Florida Only Excess Catastrophe Reinsurance Contract. The participating reinsurers on this RPP agreement are Renaissance Reinsurance Ltd. and DaVinci Reinsurance Ltd., and the premium payable by the Company to the reinsurers under this RPP agreement is $6.1 million.

The second RPP agreement provides coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of losses occurring in the $25 million excess of $35 million layer and the $60 million in excess of $60 million layer of their Florida Only Excess Catastrophe Reinsurance Contract. The participating reinsurers on this RPP agreement are: Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., Amlin Bermuda Limited, Harbor Point Re Ltd. on behalf of Federal Insurance Company, Lloyds Syndicate 2001 – Amlin, Lloyds Syndicate 1414 – Ascot, Lloyds Syndicate 33 – Hiscox and Lloyds Syndicate 958 – Omega, all at varying levels of participation, and the premium payable by the Company to the reinsurers under this RPP agreement is estimated to be $10.6 million, and will be adjusted based on the total insured value of policies that include wind coverage that LAIC and LASIC have in force on September 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

June 12, 2006	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer